UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 27, 2019

Ranger Energy Services, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001‑38183	81‑5449572
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Gessner, Suite 1000 Houston, Texas 77024 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (713) 935-8900

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐    Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐    Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	RNGR	New York Stock Exchange

Item 8.01    Other Events
On June 27, 2019, Ranger Energy Services, Inc. (“RES”) announced that its Board of Directors has authorized a share repurchase program to repurchase up to 10% of the Company’s currently outstanding Class A Common Stock held by non-affiliates, not to exceed 580,000 shares or $5 million in aggregate value. Repurchases may be made at management’s discretion from time to time in the open market or in privately negotiated transactions. The timing and actual number of shares purchased will depend on a variety of factors including, but not limited to, stock price and general market and economic conditions, as well as the Company's working capital requirements and general business conditions. The duration of the share repurchase program is 12 months and may be accelerated, suspended or discontinued at any time without notice. The repurchase program will be funded from the Company’s existing cash balance or future cash flows. The Company does not expect to incur debt to fund the share repurchase program. The Company had 8,454,273 Class A Common Shares issued and outstanding as of March 31, 2019.
Item 9.01    Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated June 27, 2019.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ranger Energy Services, Inc.

/s/ J. Brandon Blossman	June 27, 2019
J. Brandon Blossman	Date
Chief Financial Officer
(Principal Financial Officer)